Exhibit 10.12

Form of Commitment Letter between Integral Sponsor LLC and Anchor Investors

[            ], 2021

Dear Integral Sponsor LLC,

This letter agreement sets forth the terms of the agreement between Integral Sponsor LLC, a Delaware limited liability company (the “Company”), and [                ] (“Subscriber”). The Company is the sponsor of Integral Acquisition Corporation 1, a Delaware corporation (the “SPAC”), which is a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”).

Subscriber (i) commits to purchase limited liability company interests (the “Interests”) of the Company for a purchase price of $[    ] and (ii) hereby expresses an interest to purchase a number units, consisting of (A) of one share of Class A common stock of the SPAC (“Public Shares”) and one-half of one redeemable warrant of Class A common stock of the SPAC, that are sold to the public in the IPO (the “Units”) equal to [    ]% of the number of such Units in the IPO (excluding any Units sold by virtue of the underwriters’ exercise of their over-allotment option) (the “Purchased Units”). In conjunction with such purchase of Interests, the Amended and Restated Limited Liability Company Operating Agreement of the Company (to be entered into at the time of the IPO) (the “Operating Agreement”) will reflect the allocation to Subscriber of [    ] shares of Class B common stock of the SPAC (the “Founder Shares”) held by the Company at the time of the IPO.

Subscriber will fund the purchase price of the Interests to the Company at least one business day prior to the date the SPAC is expected to price its securities for sale to the public (provided that the Company provides Subscriber with reasonable advanced notice of such expected pricing date) (the “Closing Date”). The Founder Shares do not participate in the trust fund (“Trust Fund”) established by the SPAC for the benefit of its public shareholders as described in the registration statement to be filed in connection with the IPO (“Registration Statement”), and in the event the SPAC does not consummate an initial Business Combination, the Founder Shares will expire worthless. The Company will retain voting and dispositive power over Subscriber’s Founder Shares until the consummation of the Business Combination, following which time the Company will distribute such Founder Shares to Subscriber (subject to applicable lock-up restrictions, as described below or that are agreed to by the Company pursuant to the terms of the Business Combination). If (i) the closing of the IPO has not occurred for any reason by December 31, 2021 or (ii) the Company is liquidated or dissolved prior to the Closing Date, then, unless Subscriber otherwise agrees in writing, this agreement shall terminate and be of no further force or effect.

Subscriber agrees that, in consideration of the subscription for Interests as contemplated hereby, it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future against the SPAC and will not seek recourse against the Trust Fund for any reason whatsoever. Notwithstanding the foregoing, Subscriber may participate in liquidation distributions with respect to any Public Shares of the SPAC purchased directly by Subscriber in the IPO or in the open market.

The Founder Shares allocated to the Interests will be identical to the Public Shares to be sold to the public by the SPAC in the IPO, except that:

•	the Company has agreed to vote the Founder Shares in favor of any proposed Business Combination;

•	the Founder Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•

all Founder Shares will be subject to the lock-up periods set forth in the Registration Statement or that may be agreed to by the managing member of the Company in connection with a Business Combination, which lock-up periods may extend beyond the distribution by the Company to Subscriber of its Founder Shares following the consummation of the Business Combination; and

•

Subscriber will not participate in any liquidation distribution with respect to the Founder Shares (but will participate in liquidation distributions with respect to any Public Shares purchased directly by Subscriber in the IPO or in the open market) if the SPAC fails to consummate a Business Combination.

Subscriber agrees and acknowledges that its allocations of Founder Shares are subject to the terms of the Operating Agreement. The Company hereby acknowledges and agrees that the number of Founder Shares allocated to Subscriber will not be reduced under any circumstances, including in connection with a Business Combination. Subscriber hereby agrees and acknowledges that the number of Founder Shares allocated to Subscriber may be subjected to additional lock-ups in connection with a Business Combination

Subscriber acknowledges and agrees that it will execute agreements in form and substance for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to Subscriber, including but not limited to (i) a registration rights agreement and (ii) the Operating Agreement.

Subscriber hereby represents and warrants that, as applicable:

(a)	it has been advised that the Interests and Founder Shares have not been registered under the Securities Act;

(b)	it is acquiring the Interests, and the Founder Shares represented thereby, for its own account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of Interests or the Founder Shares represented thereby in violation of the securities laws of the United States;

(d)

it acknowledges that the Company represents and warrants that the Interests (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws;

(e)

it is (x) a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933 as amended (the “Securities Act”)), or (y) an accredited investor (as defined in Rule 501 of the Securities Act);

(f)	it has, if required to do so, completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(g)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(h)	it is familiar with the proposed business, management, financial condition and affairs of the Company and the SPAC;

(i)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(j)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

A true and correct copy of the Operating Agreement is attached as Exhibit A hereto. The Operating Agreement has been duly adopted by the Company and there have been no resolutions approved by the Company to alter the Operating Agreement.

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Very truly yours,

[ ]

BY:
Name:
Title:

Accepted and Agreed:

INTEGRAL SPONSOR LLC

By:
Name:	Enrique Klix
Title:	Managing Member

Exhibit A

FORM OF OPERATING AGREEMENT